Exhibit 99.2

LEGACYTEXAS FINANCIAL GROUP, INC.

FINANCIAL STATEMENTS

June 30, 2019

LEGACYTEXAS FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

	June 30, 2019		December 31, 2018
ASSETS	(unaudited	)
Cash and due from financial institutions	$56,949		$60,416
Short-term interest-bearing deposits in other financial institutions	206,894		208,777

Total cash and cash equivalents	263,843		269,193
Securities available for sale, at fair value	459,749		471,746
Securities held to maturity (fair value: June 30, 2019 — $128,864; December 31, 2018— $144,791)	127,836		146,046
Loans held for sale, at fair value	46,571		23,193
Loans held for investment:
Loans held for investment (net of allowance for loan losses of $92,219 at June 30, 2019 and $67,428 at December 31, 2018)	6,999,607		6,733,692
Loans held for investment—Warehouse Purchase Program	1,542,684		960,404

Total loans held for investment	8,542,291		7,694,096
Federal Home Loan Bank (“FHLB”) stock and other restricted securities, at cost	79,195		56,226
Bank-owned life insurance	59,724		59,036
Premises and equipment, net	106,313		73,073
Goodwill	178,559		178,559
Other assets	71,853		79,974

Total assets	$9,935,934		$9,051,142

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest-bearing demand	$1,847,229		$1,773,762
Interest-bearing demand	855,026		826,755
Savings and money market	2,548,966		2,455,787
Time	1,804,569		1,785,411

Total deposits	7,055,790		6,841,715
FHLB advances	1,384,765		825,409
Repurchase agreements	52,414		50,340
Subordinated debt	135,257		135,012
Accrued expenses and other liabilities	165,063		104,299

Total liabilities	8,793,289		7,956,775

Commitments and contingent liabilities (See Note 11)
Shareholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized; 0 shares issued — June 30, 2019 and December 31, 2018	—		—
Common stock, $.01 par value; 90,000,000 shares authorized; 48,833,238 shares issued — June 30, 2019 and 48,505,261 shares issued — December 31, 2018	488		485
Additional paid-in capital	628,730		619,983
Retained earnings	523,693		491,948
Accumulated other comprehensive income (loss), net	860		(6,658)
Unearned Employee Stock Ownership Plan (ESOP) shares; 1,112,664 shares at June 30, 2019 and 1,139,140 shares at December 31, 2018	(11,126)		(11,391)

Total shareholders’ equity	1,142,645		1,094,367

Total liabilities and shareholders’ equity	$9,935,934		$9,051,142

See accompanying notes to consolidated financial statements.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Interest and dividend income
Loans, including fees	$108,154	$98,570	$208,455	$189,201
Taxable securities	3,460	3,132	7,062	6,043
Nontaxable securities	410	641	753	1,316
Interest-bearing deposits in other financial institutions	1,370	1,097	2,647	2,066
FHLB and FRB stock and other	683	551	1,264	1,031

	114,077	103,991	220,181	199,657
Interest expense
Deposits	20,444	13,732	38,659	25,764
FHLB advances	5,794	4,131	10,250	6,811
Repurchase agreements and other borrowings	2,285	2,199	4,554	4,540

	28,523	20,062	53,463	37,115

Net interest income	85,554	83,929	166,718	162,542
Provision for credit losses	16,100	17,478	25,900	33,141

Net interest income after provision for credit losses	69,454	66,451	140,818	129,401
Non-interest income
Service charges and other fees	9,882	8,844	17,137	16,771
Net gain on sale of mortgage loans held for sale	2,879	1,668	4,404	3,477
Bank-owned life insurance income	489	479	971	926
Net gain (loss) on securities transactions	—	—	6	(128)
Gain (loss) on sale and disposition of assets	18	(153)	4	2,060
Other	(1,036)	14	(396)	644

	12,232	10,852	22,126	23,750
Non-interest expense
Salaries and employee benefits	26,586	24,313	53,457	51,389
Merger costs	2,362	—	2,362	—
Advertising	982	1,358	1,885	2,246
Occupancy and equipment	3,950	3,980	7,849	7,840
Outside professional services	1,674	1,382	2,959	2,632
Regulatory assessments	831	731	1,449	1,885
Data processing	5,739	5,145	11,672	9,848
Office operations	2,568	2,224	4,903	4,524
Other	2,834	3,058	5,297	5,706

	47,526	42,191	91,833	86,070
Income before income tax expense	34,160	35,112	71,111	67,081
Income tax expense	7,177	7,275	15,048	13,482

Net income	$26,983	$27,837	$56,063	$53,599

Earnings per share:
Basic	$0.57	$0.59	$1.18	$1.14

Diluted	$0.56	$0.58	$1.17	$1.12

Dividends declared per share	$0.25	$0.16	$0.50	$0.32

See accompanying notes to consolidated financial statements.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$26,983	$27,837	$56,063	$53,599
Change in unrealized gains (losses) on securities available for sale	4,169	(1,532)	9,522	(6,377)
Reclassification of amount realized through securities transactions	—	—	(6)	128
Tax effect	(876)	322	(1,998)	1,310
Reclassification of income tax effects of the Tax Cuts and Jobs Act	—	—	—	(741)

Other comprehensive income (loss), net of tax	3,293	(1,210)	7,518	(5,680)

Comprehensive income	$30,276	$26,627	$63,581	$47,919

See accompanying notes to consolidated financial statements.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(unaudited)

(Dollars in thousands, except share and per share data)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss), Net	Unearned ESOP Shares	Total Shareholders’ Equity
For the six months ended June 30, 2019
Balance at January 1, 2019	$485	$619,983	$491,948	$(6,658)	$(11,391)	$1,094,367
Net income	—	—	29,080	—	—	29,080
Other comprehensive income, net of tax	—	—	—	4,225	—	4,225
Dividends declared ($0.25 per share)	—	—	(12,141)	—	—	(12,141)
ESOP shares earned (13,238 shares)	—	385	—	—	132	517
Share-based compensation expense	—	2,550	—	—	—	2,550
Activity in employee stock plans (198,809 shares)	2	2,487	—	—	—	2,489

Balance at March 31, 2019	$487	$625,405	$508,887	$(2,433)	$(11,259)	$1,121,087
Net income	—	—	26,983	—	—	26,983
Other comprehensive income, net of tax	—	—	—	3,293	—	3,293
Dividends declared, ($0.25 per share)	—	—	(12,177)	—	—	(12,177)
ESOP shares earned, (13,238 shares)	—	387	—	—	133	520
Share-based compensation expense	—	2,015	—	—	—	2,015
Activity in employee stock plans, (129,168 shares)	1	923	—	—	—	924

Balance at June 30, 2019	$488	$628,730	$523,693	$860	$(11,126)	$1,142,645

For the six months ended June 30, 2018
Balance at January 1, 2018	$481	$603,884	$370,858	$(3,429)	$(11,920)	$959,874
Net income	—	—	25,762	—	—	25,762
Other comprehensive (loss), net of tax	—	—	—	(4,470)	—	(4,470)
Reclassification of income tax effects of the Tax Cuts and Jobs Act	—	—	741	—	—	741
Dividends declared ($0.16 per share)	—	—	(7,708)	—	—	(7,708)
ESOP shares earned (13,238 shares)	—	447	—	—	131	578
Share-based compensation expense	—	2,055	—	—	—	2,055
Activity in employee stock plans (147,576 shares)	2	2,660	—	—	—	2,662

Balance at March 31, 2018	$483	$609,046	$389,653	$(7,899)	$(11,789)	$979,494
Net income	—	—	27,837	—	—	27,837
Other comprehensive (loss), net of tax	—	—	—	(1,210)	—	(1,210)
Dividends declared, ($.16 per share)	—	—	(7,725)	—	—	(7,725)
ESOP shares earned, (13,238 shares)	—	427	—	—	133	560
Share-based compensation expense	—	1,398	—	—	—	1,398
Activity in employee stock plans, (46,254 shares)	—	1,096	—	—	—	1,096

Balance at June 30, 2018	$483	$611,967	$409,765	$(9,109)	$(11,656)	$1,001,450

See accompanying notes to consolidated financial statements.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(Dollars in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net income	$56,063	$53,599
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	25,900	33,141
Depreciation and amortization	5,678	3,401
Deferred tax benefit	(7,280)	2,226
Premium amortization and accretion of securities, net	1,912	1,986
Accretion related to acquired loans	(491)	(1,147)
Net (gain) loss on securities transactions	(6)	128
ESOP compensation expense	1,037	1,138
Share-based compensation expense	4,565	3,453
Excess tax benefit on vesting of stock awards	140	681
Net gain on loans held for sale	(4,404)	(3,477)
Loans originated or purchased for sale	(108,201)	(100,470)
Proceeds from sale of loans held for sale	89,227	87,106
FHLB stock dividends	(588)	(391)
Bank-owned life insurance income	(971)	(926)
(Gain) loss on sale and disposition of repossessed assets, premises and equipment	(31)	190
Net change in deferred loan fees/costs	(1,354)	(2,744)
Net change in accrued interest receivable	(5,421)	(1,093)
Net change in other assets	10,972	(3,246)
Net change in other liabilities	31,516	28,904

Net cash provided by operating activities	98,263	102,459
Cash flows from investing activities
Available-for-sale securities:
Maturities, prepayments and calls	343,727	1,087,449
Purchases	(347,545)	(1,121,303)
Proceeds from sale of AFS securities	23,886	—
Held-to-maturity securities:
Maturities, prepayments and calls	17,751	23,236
Purchases	—	(5,388)
Originations of Warehouse Purchase Program loans	(10,460,194)	(10,980,262)
Proceeds from pay-offs of Warehouse Purchase Program loans	9,877,914	11,009,979
Net change in loans held for investment, excluding Warehouse Purchase Program loans	(290,389)	(227,028)
Purchase of FHLB and Federal Reserve Bank stock and other	(22,381)	(880)
Purchases of premises and equipment	(2,128)	(4,454)
Proceeds from sale of assets	1,146	1,225

Net cash (used in) investing activities	(858,213)	(217,426)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from financing activities
Net change in deposits	214,075	113,665
Proceeds from FHLB advances	1,380,000	1,055,000
Repayments on FHLB advances	(820,644)	(1,032,222)
Proceeds from (repayments of) borrowings	2,074	(43,346)
Payment of dividends	(24,318)	(15,433)
Activity in employee stock plans	3,413	3,758

Net cash provided by financing activities	754,600	81,422

Net change in cash and cash equivalents	(5,350)	(33,545)
Beginning cash and cash equivalents	269,193	293,456

Ending cash and cash equivalents	$263,843	$259,911

Supplemental noncash disclosures:
Transfers from loans to other real estate owned	$286	$25
Leased assets obtained in exchange for new operating lease liabilities	$36,503	$—

See accompanying notes to consolidated financial statements.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 1—Basis of Financial Statement Presentation

The accompanying unaudited consolidated interim financial statements of LegacyTexas Financial Group, Inc. (the “Company”) have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and with the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all normal and recurring adjustments which are considered necessary to fairly present the results for the interim periods presented have been included. Certain items in prior periods were reclassified to conform to the current presentation. These statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 Form 10-K”). Interim results are not necessarily indicative of results for a full year.

In preparing the financial statements, management is required to make estimates and assumptions that affect the recorded amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the period. Actual results could differ from those estimates. For further information with respect to significant accounting policies followed by the Company in preparation of its consolidated financial statements, refer to the 2018 Form 10-K.

The accompanying unaudited consolidated interim financial statements include the accounts of the Company, whose business primarily consists of the operations of its wholly owned subsidiary, LegacyTexas Bank (the “Bank”). All significant intercompany transactions and balances are eliminated in consolidation.

On June 17, 2019, the Company and Prosperity Bancshares, Inc.® (“Prosperity”) jointly announced the signing of a definitive merger agreement (the “merger agreement”) pursuant to which the Company will merge with Prosperity, with Prosperity as the surviving entity.

Under the terms of the merger agreement, shareholders of the Company will receive 0.5280 shares of Prosperity common stock and $6.28 cash for each share of common stock, subject to certain conditions. Based on Prosperity’s closing price of $67.24 on June 14, 2019, the total consideration was valued at approximately $2.1 billion, or approximately $41.78 per share.

Kevin Hanigan, the Company’s President and Chief Executive Officer, will join the Prosperity team as the President and Chief Operating Officer of Prosperity and President of Prosperity Bank; and Mays Davenport, the Company’s Chief Financial Officer, will be named Executive Vice President and Director of Corporate Strategy of Prosperity and Prosperity Bank. Scott Almy, Tom Swiley, Chuck Eikenberg and Aaron Shelby will hold senior management positions at Prosperity Bank.

In addition, upon completion of the merger, Kevin Hanigan and two independent directors of the Company will join the Board of Directors of Prosperity, which will be expanded accordingly. Mays Davenport will join the Board of Directors of Prosperity Bank.

The merger has been unanimously approved by the Board of Directors of Prosperity and unanimously approved by the independent directors of LegacyTexas, with Mr. Hanigan abstaining, and is expected to close during the fourth quarter of 2019, although delays could occur. The transaction is subject to certain conditions, including the approval by the Company shareholders and Prosperity shareholders and customary regulatory approvals.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 2—Revenue Recognition

Revenue recognized from contracts with customers, which is accounted for under Accounting Standards Codification (“ASC”) 606, is entirely included in the Company’s non-interest income. Interest income and certain types of non-interest income are not accounted for under ASC 606 as it is accounted for under other accounting standards. Significant revenue streams recognized by the Company from contracts with customers accounted for under ASC 606 for the three and six months ended June 30, 2019 and 2018, are below:

			Three Months Ended June 30,		Six Months Ended June 30,
			2019	2018	2019	2018
Card services income	(a	)	$3,583	$3,295	$6,595	$6,353
Service charges on deposits	(b	)	2,058	1,957	4,030	3,730
Title income	(c	)	1,562	1,196	2,348	2,253
Gains (losses) on the sale of other real estate owned	(d	)	45	9	40	(31)

(a) Card services income -

Card services income includes interchange income, which is income earned by the Company for each transaction a cardholder performs at a merchant. This performance obligation is settled on a daily basis as transactions are processed. Card services income also includes revenue earned from companies who provide our customers with debit cards and/or provide card processing services in exchange for the Company’s promotion of their card programs to the Company’s depositors. These payments are remitted based on contractual terms that dictate how much payment is remitted based on volume expectations. This performance obligation settles on a daily basis as our customers use cards and card processing services at merchants.

(b) Service charges on deposits -

The Company receives non-interest income for providing services related to deposit accounts, including fee income generated from non-sufficient funds transactions, wire transfers, ATM activity and treasury management services. This income is recorded when incurred in the case of deposit account service charges or when collected in the case of miscellaneous one-time fees, like wire transfer fees. Since most deposit agreements have a day-to-day term, the performance obligation between the Company and the depositor is satisfied on a daily basis, or as incurred.

(c) Title income -

Title services offered by the Company through its wholly-owned subsidiary, LegacyTexas Title, consists of referring title insurance policies to other title companies and performing real estate closing duties for a set fee. The performance obligation (referring title policies to other title insurance agencies and handling customary closing services) settles daily at each real estate closing.

(d) Gains/losses on the sale of other real estate owned -

The performance obligation in the sale of other real estate owned typically will be delivery of control over the property to the buyer. If the Company is not providing financing, the transaction price is typically identified in the purchase and sale agreement. However, if the Company provides seller financing, the Company must determine a transaction price, depending on if the sale contract is at market terms and taking into account the credit risk inherent in the sales arrangement.

The performance obligations described in (b), (c), and (d) above are typically related to contracts that have an original expected duration of less than one year.

In regards to card services income, because the Company has a right to consideration from card service providers in the form of transaction-based and support income, and from cardholders in the form of interchange income in an amount that corresponds directly with the value to the card service provider and cardholder of the Company’s performance completed to date, the Company recognizes revenue as incurred when transactions with merchants settle on a daily basis.

The Company has made no significant judgments in applying the revenue guidance prescribed in ASC 606 that affect the determination of the amount and timing of revenue from the above-described contracts with customers.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

The Company has applied ASC 606 using the modified retrospective approach effective on January 1, 2018 to all existing contracts with customers covered under the scope of the standard. The Company did not have an aggregate effect of modification resulting from adoption of ASC 606, and no financial statement line items were affected by this change in accounting standard.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 3—Earnings Per Common Share

Earnings per common share is computed using the two-class method as more fully described in the Company’s 2018 Form 10-K. A reconciliation of the numerator and denominator of the basic and diluted earnings per common share computation for the three and six months ended June 30, 2019 and 2018 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Basic earnings per share:
Numerator:
Net income	$26,983	$27,837	$56,063	$53,599
Distributed and undistributed earnings to participating securities	(146)	(67)	(273)	(143)

Income available to common shareholders	$26,837	$27,770	$55,790	$53,456

Denominator:
Weighted average common shares outstanding	48,762,922	48,287,755	48,674,727	48,242,925
Less: Average unallocated ESOP shares	(1,121,344)	(1,174,297)	(1,127,926)	(1,180,879)
Average unvested restricted stock awards	(258,264)	(113,053)	(231,625)	(125,323)

Average shares for basic earnings per share	47,383,314	47,000,405	47,315,176	46,936,723

Basic earnings per common share	$0.57	$0.59	$1.18	$1.14

Diluted earnings per share:
Numerator:
Income available to common shareholders	$26,837	$27,770	$55,790	$53,456

Denominator:
Average shares for basic earnings per share	47,383,314	47,000,405	47,315,176	46,936,723
Dilutive effect of share-based compensation plan	540,077	617,752	561,917	651,373

Average shares for diluted earnings per share	47,923,391	47,618,157	47,877,093	47,588,096

Diluted earnings per common share	$0.56	$0.58	$1.17	$1.12

Share awards excluded in the computation of diluted earnings per share because the exercise price was greater than the common stock average market price and were therefore antidilutive	254,171	479,531	348,630	553,390

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 4—Securities

The amortized cost, related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) and the fair value of securities available for sale (“AFS”) were as follows:

June 30, 2019	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Agency residential mortgage-backed securities [1]	$135,233	$344	$970	$134,607
Agency commercial mortgage-backed securities [1]	8,187	—	34	8,153
Agency residential collateralized mortgage obligations [1]	292,946	2,387	961	294,372
Municipal bonds	22,294	330	7	22,617

Total securities	$458,660	$3,061	$1,972	$459,749

December 31, 2018
Agency residential mortgage-backed securities [1]	$153,671	$283	$4,083	$149,871
Agency commercial mortgage-backed securities [1]	9,063	—	143	8,920
Agency residential collateralized mortgage obligations [1]	284,886	603	4,850	280,639
US government and agency securities	1,500	43	—	1,543
Municipal bonds	31,053	87	367	30,773

Total securities	$480,173	$1,016	$9,443	$471,746

[1]	Mortgage-backed securities and collateralized mortgage obligations are issued and/or guaranteed by U.S. government agencies or U.S. government-sponsored enterprises.

The amortized cost (carrying amount), related gross unrealized gains and losses and fair value of securities held to maturity (“HTM”) were as follows:

June 30, 2019	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Agency residential mortgage-backed securities [1]	$47,615	$613	$230	$47,998
Agency commercial mortgage-backed securities [1]	21,612	343	—	21,955
Agency residential collateralized mortgage obligations [1]	13,890	96	31	13,955
Municipal bonds	44,719	300	63	44,956

Total securities	$127,836	$1,352	$324	$128,864

December 31, 2018
Agency residential mortgage-backed securities [1]	$53,377	$266	$1,151	$52,492
Agency commercial mortgage-backed securities [1]	21,872	60	167	21,765
Agency residential collateralized mortgage obligations [1]	17,645	25	124	17,546
Municipal bonds	53,152	305	469	52,988

Total securities	$146,046	$656	$1,911	$144,791

[1]	Mortgage-backed securities and collateralized mortgage obligations are issued and/or guaranteed by U.S. government agencies or U.S. government-sponsored enterprises.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

The amortized cost (carrying amount) and fair value of HTM debt securities and the fair value of AFS debt securities at June 30, 2019 by contractual maturity are set forth in the table below. Securities with contractual payments not due at a single maturity date, including mortgage-backed securities and collateralized mortgage obligations, are shown separately. During the quarter ended March 31, 2019, the Company adopted Accounting Standards Update (“ASU”) 2017-08, Premium Amortization on Purchased Callable Debt, which required certain premiums on callable debt securities to be amortized to the earliest call date. The amortization period for callable debt securities purchased at a discount was not impacted by this ASU. The adoption of this ASU did not have a significant impact on the Company’s financial statements and disclosures.

	HTM		AFS
	Amortized Cost	Fair Value	Fair Value
Due in one year or less	$967	$972	$1,800
Due after one to five years	16,619	16,725	7,129
Due after five to ten years	26,241	26,343	11,455
Due after ten years	892	916	2,233
Agency residential mortgage-backed securities	47,615	47,998	134,607
Agency commercial mortgage-backed securities	21,612	21,955	8,153
Agency residential collateralized mortgage obligations	13,890	13,955	294,372

Total	$127,836	$128,864	$459,749

Securities with a carrying value of $219,119 and $211,198 at June 30, 2019 and December 31, 2018, respectively, were pledged to secure public deposits, repurchase agreements and for other purposes required or permitted by law.

At June 30, 2019 and December 31, 2018, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies of U.S. Government Sponsored Enterprises, in an amount greater than 10% of shareholders’ equity.

Securities sales activity during the three and six months ended June 30, 2019 and 2018 is shown below. All securities sold were classified as AFS, and gains and losses are recorded using the specific-identification method.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Proceeds	$—	$—	$23,886	$—
Gross gains	—	—	161	—
Gross losses	—	—	155	—
Tax expense of securities gains/losses	—	—	1	—

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Securities with unrealized losses at June 30, 2019 and December 31, 2018, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows:

AFS	Less than 12 Months		12 Months or More		Total
June 30, 2019	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Agency residential mortgage-backed securities [1]	$—	$—	$100,776	$970	$100,776	$970
Agency commercial mortgage-backed securities [1]	—	—	8,152	34	8,152	34
Agency residential collateralized mortgage obligations [1]	15,025	35	104,469	926	119,494	961
Municipal bonds	1,033	1	1,322	6	2,355	7

Total temporarily impaired	$16,058	$36	$214,719	$1,936	$230,777	$1,972

December 31, 2018
Agency residential mortgage-backed securities [1]	$4,770	$27	$123,413	$4,056	$128,183	$4,083
Agency commercial mortgage-backed securities [1]	—	—	8,921	143	8,921	143
Agency residential collateralized mortgage obligations [1]	32,668	195	153,131	4,655	185,799	4,850
Municipal bonds	6,326	59	16,260	308	22,586	367

Total temporarily impaired	$43,764	$281	$301,725	$9,162	$345,489	$9,443

HTM	Less than 12 Months		12 Months or More		Total
June 30, 2019	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Agency residential mortgage-backed securities [1]	$—	$—	$22,801	$230	$22,801	$230
Agency residential collateralized mortgage obligations [1]	—	—	3,799	31	3,799	31
Municipal bonds	1,435	9	8,696	54	10,131	63

Total temporarily impaired	$1,435	$9	$35,296	$315	$36,731	$324

December 31, 2018
Agency residential mortgage-backed securities [1]	$5,002	$15	$30,180	$1,136	$35,182	$1,151
Agency commercial mortgage-backed securities [1]	6,465	41	6,964	126	13,429	167
Agency residential collateralized mortgage obligations [1]	3,994	11	6,213	113	10,207	124
Municipal bonds	7,131	17	20,244	452	27,375	469

Total temporarily impaired	$22,592	$84	$63,601	$1,827	$86,193	$1,911

[1]	Mortgage-backed securities and collateralized mortgage obligations are issued and/or guaranteed by U.S. government agencies or U.S. government-sponsored enterprises.

Other-than-Temporary Impairment

In determining other-than-temporary impairment for debt securities, management considers many factors, including: (1) the length of time and the extent to which the fair value has been less than amortized cost; (2) the financial condition and near-term prospects of the issuer; (3) whether the market decline was affected by macroeconomic conditions; and (4) whether the Company has the intent and ability to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

As of June 30, 2019, 171 securities had unrealized losses, 163 of which had been in an unrealized loss position for over 12 months. The Company does not believe these unrealized losses are other-than-temporary and expects full collection of the carrying amount of these securities. At June 30, 2019, the Company does not intend to sell the securities in an unrealized loss position, and it is not more-likely-than-not that the Company will be required to sell the securities prior to recovery of amortized cost. All principal and interest payments are being received on time and in full.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 5—Loans

Loans consist of the following.

	June 30, 2019	December 31, 2018
Loans held for sale, at fair value	$46,571	$23,193

Loans held for investment:
Commercial real estate	$3,180,582	$3,026,754
Commercial and industrial	2,102,917	2,057,791
Construction and land	288,491	270,629
Consumer real estate	1,460,417	1,390,378
Other consumer	47,668	45,171

Gross loans held for investment, excluding Warehouse Purchase Program	7,080,075	6,790,723
Net of:
Deferred costs (fees) and discounts, net	11,751	10,397
Allowance for loan losses	(92,219)	(67,428)

Net loans held for investment, excluding Warehouse Purchase Program	6,999,607	6,733,692
Warehouse Purchase Program	1,542,684	960,404

Total loans held for investment	$8,542,291	$7,694,096

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Activity in the allowance for loan losses during the three and six months ended June 30, 2019 and 2018, segregated by portfolio segment and evaluation for impairment, is set forth below. The below activity does not include Warehouse Purchase Program loans, which are collectively evaluated for impairment and are purchased under several contractual requirements, providing safeguards to the Company. To date, the Company has not experienced a loss on its Warehouse Purchase Program loans and no allowance for loan losses has been allocated to them. At June 30, 2019 and 2018, the allowance for loan losses related to purchased credit impaired (“PCI”) loans totaled $163 and $310, respectively.

For the three months ended June 30, 2019	Commercial Real Estate	Commercial and Industrial	Construction and Land	Consumer Real Estate	Other Consumer	Total
Allowance for loan losses:
Beginning balance	$21,525	$44,721	$3,837	$6,072	$1,375	$77,530
Charge-offs	—	(1,348)	—	—	(276)	(1,624)
Recoveries	—	112	—	4	74	190
Provision expense (benefit)	3,279	12,119	713	(170)	182	16,123

Ending balance	$24,804	$55,604	$4,550	$5,906	$1,355	$92,219

For the six months ended June 30, 2019
Allowance for loan losses:
Beginning balance	$20,045	$36,398	$3,910	$5,843	$1,232	$67,428
Charge-offs	—	(1,440)	—	(23)	(520)	(1,983)
Recoveries	—	667	—	24	121	812
Provision expense	4,759	19,979	640	62	522	25,962

Ending balance	$24,804	$55,604	$4,550	$5,906	$1,355	$92,219

Allowance ending balance:
Individually evaluated for impairment	$2,092	$29,116	$—	$72	$83	$31,363
Collectively evaluated for impairment	22,712	26,488	4,550	5,834	1,272	60,856
Loans:
Individually evaluated for impairment	7,292	48,366	228	3,403	5	59,294
Collectively evaluated for impairment	3,173,069	2,054,472	288,263	1,456,850	47,488	7,020,142
PCI loans	221	79	—	164	175	639

Ending balance	$3,180,582	$2,102,917	$288,491	$1,460,417	$47,668	$7,080,075

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

For the three months ended June 30, 2018	Commercial Real Estate	Commercial and Industrial	Construction and Land	Consumer Real Estate	Other Consumer	Total
Allowance for loan losses:
Beginning balance	$21,538	$42,764	$3,938	$5,029	$1,239	$74,508
Charge-offs	(236)	(27,289)	—	—	(212)	(27,737)
Recoveries	—	28	—	9	37	74
Provision expense (benefit)	374	17,369	(264)	(41)	162	17,600

Ending balance	$21,676	$32,872	$3,674	$4,997	$1,226	$64,445

For the six months ended June 30, 2018
Allowance for loan losses:
Beginning balance	$21,587	$39,005	$4,644	$4,838	$1,227	$71,301
Charge-offs	(239)	(39,525)	—	—	(500)	(40,264)
Recoveries	—	50	—	20	103	173
Provision expense (benefit)	328	33,342	(970)	139	396	33,235

Ending balance	$21,676	$32,872	$3,674	$4,997	$1,226	$64,445

Allowance ending balance:
Individually evaluated for impairment	$69	$1,749	$—	$225	$28	$2,071
Collectively evaluated for impairment	21,607	31,123	3,674	4,772	1,198	62,374
Loans:
Individually evaluated for impairment	3,656	10,222	—	2,784	16	16,678
Collectively evaluated for impairment	3,015,188	2,041,619	265,745	1,284,168	44,402	6,651,122
PCI loans	2,304	114	—	751	170	3,339

Ending balance	$3,021,148	$2,051,955	$265,745	$1,287,703	$44,588	$6,671,139

The allowance for loan losses and related provision expense are susceptible to change if the credit quality of our loan portfolio changes, which is evidenced by many factors, including but not limited to charge-offs and non-performing loan trends. Generally, consumer real estate lending has a lower credit risk profile compared to other consumer lending (such as automobile loans). Commercial real estate and commercial and industrial lending, however, can have higher risk profiles than consumer loans due to these loans being larger in amount and non-homogeneous in structure and term. Changes in economic conditions, the mix and size of the loan portfolio, and individual borrower conditions can dramatically impact our level of allowance for loan losses in relatively short periods of time.

The allowance for loan losses is maintained to cover incurred losses that are estimated in accordance with US GAAP. It is our estimate of credit losses inherent in our loan portfolio at each balance sheet date. Our methodology for analyzing the allowance for loan losses consists of general and specific components. For the general component, we stratify the loan portfolio into homogeneous groups of loans that possess similar loss potential characteristics and apply a loss ratio to these groups of loans to estimate the credit losses in the loan portfolio. We use both historical loss ratios and qualitative loss factors assigned to major loan collateral types to establish general component loss allocations, inclusive of estimated loss emergence periods. Qualitative loss factors are based on management’s judgment of company, market, industry or business specific data and external economic indicators, which are not yet reflected in the historical loss ratios, and that could impact the Company’s specific loan portfolios. The Allowance for Loan Loss Committee sets and adjusts qualitative loss factors by regularly reviewing changes in underlying loan composition and the seasonality of specific portfolios. The Allowance for Loan Loss Committee also considers credit quality and trends relating to delinquency, non-performing and adversely rated loans within the Company’s loan portfolio when evaluating qualitative loss factors. Additionally, the Allowance for Loan Loss Committee adjusts qualitative factors to account for the potential impact of external economic factors, including the unemployment rate, vacancy and capitalization rates and other pertinent economic data specific to our primary market area and lending portfolios.

For the specific component, the allowance for loan losses includes loans where management has concerns about the borrower’s ability to repay and on individually analyzed loans found to be impaired. Management evaluates current information and events regarding a borrower’s ability to repay its obligations and considers a loan to be impaired when the ultimate collectability of amounts due, according to the contractual terms of the loan agreement, is in doubt. If an impaired loan is collateral-dependent,

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

the fair value of the collateral, less the estimated cost to sell, is used to determine the amount of impairment. If an impaired loan is not collateral-dependent, estimated discounted cash flows are used to determine the amount of impairment, if any. For impaired loans, the amount of the impairment can be adjusted, based on current data, until such time as the actual basis is established by acquisition of the collateral or until the basis is collected. Impairment losses are reflected in the allowance for loan losses through a charge to the provision for credit losses. Subsequent recoveries are credited to the allowance for loan losses. Cash receipts for accruing loans are applied to principal and interest under the contractual terms of the loan agreement. Cash receipts on impaired loans for which the accrual of interest has been discontinued are applied first to principal.

Large groups of smaller-balance homogeneous loans are collectively evaluated for impairment. As a result, the Company does not separately identify consumer real estate loans less than $417 or individual consumer non-real estate secured loans for impairment disclosures. The Company considers these loans to be homogeneous in nature due to the smaller dollar amount and the similar underwriting criteria.

Changes in the allowance for off-balance sheet credit losses on lending-related commitments and guarantees on credit card debt, included in “accrued expenses and other liabilities” on the consolidated balance sheets, are summarized in the following table. Please see Note 11—Commitments and Contingent Liabilities for more information.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Beginning balance	$690	$957	$729	$929
Charge-offs on lending-related commitments	—	—	—	—
Provision (benefit) for credit losses on lending-related commitments	(23)	(122)	(62)	(94)

Ending balance	$667	$835	$667	$835

Impaired loans at June 30, 2019 and December 31, 2018, were as follows1:

June 30, 2019	Unpaid Contractual Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Total Recorded Investment	Related Allowance
Commercial real estate	$7,312	$628	$6,664	$7,292	$2,082
Commercial and industrial	48,821	837	47,529	48,366	29,116
Construction and land	228	228	—	228	—
Consumer real estate	3,905	3,403	—	3,403	—
Other consumer	8	1	4	5	2

Total	$60,274	$5,097	$54,197	$59,294	$31,200

December 31, 2018
Commercial real estate	$177	$159	$—	$159	$—
Commercial and industrial	17,124	1,844	14,864	16,708	4,109
Consumer real estate	2,865	2,370	5	2,375	4
Other consumer	35	—	3	3	3

Total	$20,201	$4,373	$14,872	$19,245	$4,116

[1]	No Warehouse Purchase Program loans were impaired at June 30, 2019 or December 31, 2018. Loans reported do not include PCI loans.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Income on impaired loans for the three and six months ended June 30, 2019 and 2018, was as follows1:

	Three Months Ended June 30,
	2019		2018
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
Commercial real estate	$7,057	$2	$6,025	$2
Commercial and industrial	48,921	—	32,942	—
Construction and land	114	—	—	—
Consumer real estate	2,980	10	2,846	8
Other consumer	5	—	19	1

Total	$59,077	$12	$41,832	$11

	Six Months Ended June 30,
	2019		2018
Commercial real estate	$4,100	$4	$5,124	$4
Commercial and industrial	34,947	—	49,213	—
Construction and land	65	—	—	—
Consumer real estate	2,760	20	2,897	16
Other consumer	5	—	25	2

Total	$41,877	$24	$57,259	$22

[1]	Loans reported do not include PCI loans.

Past due status is based on the contractual terms of the loan. Loans that are past due 30 days are considered delinquent. Interest income on loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Non-mortgage consumer loans are typically charged off no later than 120 days past due. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and larger individually classified impaired loans.

All interest accrued but not received for loans placed on nonaccrual status is reversed against interest income. Subsequent receipts on non-accrual loans are recorded as a reduction of principal, and interest income is recorded only after principal recovery is reasonably assured. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

No loans past due over 90 days were still accruing interest at June 30, 2019. Loans past due over 90 days that were still accruing interest at December 31, 2018 totaled $58, which consisted entirely of PCI loans. At June 30, 2019, no PCI loans were considered non-performing loans. No Warehouse Purchase Program loans were non-performing at June 30, 2019 or December 31, 2018. Non-performing (nonaccrual) loans were as follows:

	June 30, 2019	December 31, 2018
Commercial real estate	$7,293	$159
Commercial and industrial	48,367	16,710
Construction and land	228	—
Consumer real estate	6,144	5,506
Other consumer	24	46

Total	$62,056	$22,421

A loan that has been modified is considered a troubled debt restructuring (“TDR”) when two conditions are met: 1) the borrower is experiencing financial difficulty and 2) concessions are made for the borrower’s benefit that would not otherwise be considered for a borrower or transaction with similar credit risk characteristics. Modifications to loan terms may include a modification of the contractual interest rate to a below-market rate (even if the modified rate is higher than the original rate),

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

forgiveness of accrued interest, forgiveness of a portion of principal, an extended repayment period or a deed in lieu of foreclosure or other transfer of assets other than cash to fully or partially satisfy a debt. The Company’s policy is to place all TDRs on nonaccrual for a minimum period of six months. Loans qualify for return to accrual status once they have demonstrated performance with the restructured terms of the loan agreement for a minimum of six months and the collection of principal and interest under the revised terms is deemed probable. All TDRs are considered to be impaired loans.

The outstanding balances of TDRs as of June 30, 2019 and December 31, 2018 are shown below:

	June 30, 2019	December 31, 2018
Nonaccrual TDRs(1)	$8,938	$1,160
Performing TDRs (2)	837	926

Total	$9,775	$2,086

Outstanding commitments to lend additional funds to borrowers with TDR loans	—	—

[1]	Nonaccrual TDR loans are included in the nonaccrual loan totals.
[2]	Performing TDR loans are loans that have been performing under the restructured terms for at least six months and the Company is accruing interest on these loans.

The following tables provide the recorded balances of loans modified as a TDR during the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	Combination of Rate Reduction and Principal Deferral	Total	Principal Deferrals	Combination of Rate Reduction and Principal Deferral	Total
Commercial and industrial	$—	$—	$7,401	$—	$7,401
Consumer real estate	600	600	—	600	600
Other consumer	—	—	3	—	3

Total	$600	$600	$7,404	$600	$8,004

	Three Months Ended June 30, 2018		Six Months Ended June 30, 2018
Commercial and industrial	$—	$—	$83	$—	$83

Total	$—	$—	$83	$—	$83

No loans modified as a TDR during the three and six months ended June 30, 2019 or 2018, experienced a subsequent payment default in the preceding twelve months. A payment default is defined as a loan that was 90 days or more past due.

Loans acquired with evidence of credit quality deterioration at acquisition, for which it was probable that the Company would not be able to collect all contractual amounts due, were accounted for as PCI loans. The carrying amount of PCI loans included in the consolidated balance sheets and the related outstanding balances at June 30, 2019 and December 31, 2018 are set forth in the table below. The outstanding balance represents the total amount owed, including accrued but unpaid interest, and any amounts previously charged off.

	June 30, 2019	December 31, 2018
Carrying amount [1]	$476	$939
Outstanding balance	585	1,170

[1]	The carrying amounts are reported net of allowance for loan losses of $163 and $250 as of June 30, 2019 and December 31, 2018, respectively.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Changes in the accretable yield for PCI loans for the three and six months ended June 30, 2019 and 2018 were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Beginning balance	$609	$2,167	$624	$2,279
Reclassifications (to) from nonaccretable	(467)	10	(432)	61
Disposals	287	17	287	(47)
Accretion	(37)	(96)	(87)	(195)

Balance at end of period	$392	$2,098	$392	$2,098

Below is an analysis of the age of recorded investment in loans that were past due at June 30, 2019 and December 31, 2018. No Warehouse Purchase Program loans were delinquent at June 30, 2019 or December 31, 2018 and therefore these loans are not included in the following tables.

June 30, 2019	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater Past Due	Total Loans Past Due	Current Loans	Total Loans
Commercial real estate	$2,746	$5	$7,264	$10,015	$3,170,567	$3,180,582
Commercial and industrial	4,519	1,340	26,450	32,309	2,070,608	2,102,917
Construction and land	1,345	—	228	1,573	286,918	288,491
Consumer real estate	1,912	6,073	1,836	9,821	1,450,596	1,460,417
Other consumer	256	61	—	317	47,351	47,668

Total	$10,778	$7,479	$35,778	$54,035	$7,026,040	$7,080,075

December 31, 2018
Commercial real estate	$6	$—	$—	$6	$3,026,748	$3,026,754
Commercial and industrial	289	—	217	506	2,057,285	2,057,791
Construction and land	557	—	—	557	270,072	270,629
Consumer real estate	18,885	4,241	1,632	24,758	1,365,620	1,390,378
Other consumer	271	15	29	315	44,856	45,171

Total	$20,008	$4,256	$1,878	$26,142	$6,764,581	$6,790,723

For loans collateralized by real property and commercial and industrial loans, credit exposure is monitored by internally assigned grades used for classification of loans. A loan is considered “special mention” when management has determined that there is a potential weakness that deserves management’s close attention. Loans rated as “special mention” are not adversely classified according to regulatory classifications and do not expose the Company to sufficient risk to warrant adverse classification. A loan is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or the collateral pledged, if any. “Substandard” loans include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected, and the loan may or may not meet the criteria for impairment. Loans classified as “doubtful” have all of the weaknesses of those classified as “substandard” with the added characteristic that the weaknesses present makes “collection or liquidation in full,” on the basis of currently existing facts, conditions and values, “highly questionable and improbable.” All other loans that do not fall into the above mentioned categories are considered “pass” loans. Updates to internally assigned grades are made monthly and/or upon significant developments.

For other consumer loans (non-real estate), credit exposure is monitored by payment history of the loans. Non-performing other consumer loans are on nonaccrual status and are generally greater than 90 days past due.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

The recorded investment in loans by credit quality indicators at June 30, 2019 and December 31, 2018, was as follows:

Real Estate and Commercial and Industrial Credit Exposure

Credit Risk Profile by Internally Assigned Grade

June 30, 2019	Commercial Real Estate	Commercial and Industrial	Construction and Land	Consumer Real Estate
Grade: [1]
Pass	$3,153,794	$1,928,987	$288,263	$1,449,095
Special Mention	18,074	53,919	—	2,668
Substandard	8,714	120,010	228	8,333
Doubtful	—	1	—	321

Total	$3,180,582	$2,102,917	$288,491	$1,460,417

December 31, 2018
Grade: [1]
Pass	$3,007,810	$1,935,786	$270,629	$1,382,388
Special Mention	17,322	56,016	—	1,218
Substandard	1,622	65,987	—	6,429
Doubtful	—	2	—	343

Total	$3,026,754	$2,057,791	$270,629	$1,390,378

[1]	PCI loans are included in the substandard or doubtful categories. These categories are consistent with the “substandard” and “doubtful” categories as defined by regulatory authorities.

Warehouse Purchase Program Credit Exposure

All Warehouse Purchase Program loans were graded pass as of June 30, 2019 and December 31, 2018.

Other Consumer Credit Exposure

Credit Risk Profile Based on Payment Activity

	June 30, 2019	December 31, 2018
Performing	$47,644	$45,125
Non-performing	24	46

Total	$47,668	$45,171

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 6—Fair Value

ASC 820, “Fair Value Measurements and Disclosures”, establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Prices or valuation techniques that require inputs that are both significant and unobservable in the market. These instruments are valued using the best information available, some of which is internally developed, and reflects a reporting entity’s own assumptions about the risk premiums that market participants would generally require and the assumptions they would use.

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below.

	Fair Value Measurements Using Level 2
	June 30, 2019	December 31, 2018
Assets:
Agency residential mortgage-backed securities	$134,607	$149,871
Agency commercial mortgage-backed securities	8,153	8,920
Agency residential collateralized mortgage obligations	294,372	280,639
US government and agency securities	—	1,543
Municipal bonds	22,617	30,773

Total securities available for sale	$459,749	$471,746

Loans held for sale [1]	$46,571	$23,193
Derivative financial instruments:
Interest rate lock commitments	968	459
Forward mortgage-backed securities trades	19	—
Loan customer counterparty	4,658	578
Financial institution counterparty	146	1,118
Liabilities:
Derivative financial instruments:
Interest rate lock commitments	—	—
Forward mortgage-backed securities trades	154	163
Loan customer counterparty	146	1,118
Financial institution counterparty	4,658	578

[1]

At June 30, 2019 and December 31, 2018, loans held for sale had an aggregate outstanding principal balance of $44,921 and $22,402, respectively. There were no mortgage loans held for sale that were 90 days or greater past due or on non-accrual at June 30, 2019 or December 31, 2018.

The following methodologies were used to measure the fair value of financial assets and liabilities valued on a recurring basis:

Securities available for sale—The fair values of securities available for sale are determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Residential mortgage loans held for sale—Mortgage loans held for sale, which are sold on a servicing released basis, are valued using a market approach by utilizing either: (i) the fair value of securities backed by similar mortgage loans, adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk, (ii) current commitments to purchase loans or (iii) recent observable market trades for similar loans, adjusted to credit risk and other individual loan characteristics. As these prices are derived from market observable inputs, the Company classifies these valuations as Level 2 in the fair value disclosures. Interest income on mortgage loans held for sale is recognized based on the contractual rates and reflected in interest income on loans held for sale in the consolidated income statement. The Company has no continuing involvement in any residential mortgage loans sold.

Derivative instruments:

Interest rate lock commitments (“IRLCs”)—The estimated fair values of IRLCs utilize current secondary market prices for underlying loans and estimated servicing value with similar coupons, maturity and credit quality, subject to the anticipated loan funding. The fair value of IRLCs is subject to change primarily due to changes in interest rates. These commitments are classified as Level 2 in the fair value disclosures, as the assumptions used that have the most significant impact on valuations are based on observable market inputs.

Forward mortgage-backed securities trades—These forward mortgage-backed securities trades are exchange-traded or traded within highly active dealer markets. In order to determine the fair value of these instruments, the Company utilized the exchange price or dealer market price for the particular derivative contract; therefore these contracts are classified as Level 2. The estimated fair values are subject to change primarily due to changes in interest rates.

Loan customer counterparty and financial institution counterparty—The Company also enters into certain interest rate derivative positions that are not designated as hedging instruments. The estimated fair value of these commercial loan interest rate swaps are obtained from a pricing service that provides the swaps’ unwind value (Level 2 inputs). Please see Note 7—Derivative Financial Instruments for more information.

Assets and Liabilities Measured on a Non-Recurring Basis

Assets measured at fair value on a non-recurring basis are summarized below. There were no liabilities measured at fair value on a non-recurring basis at June 30, 2019 or December 31, 2018.

	Fair Value Measurements Using Level 3
	June 30, 2019	December 31, 2018
Assets:
Impaired loans	$22,997	$10,756
Foreclosed assets:
Consumer real estate	—	720
Other	584	613

Methodologies used to measure the fair value of financial assets and liabilities valued on a non-recurring basis are shown below:

Impaired loans—Impaired loans that are collateral dependent are measured for impairment using the fair value of the collateral adjusted by additional Level 3 inputs, such as discounts of market value, estimated marketing costs and estimated legal expenses. Impaired loans secured by real estate, receivables or inventory had discounts determined by management on an individual loan basis. Impaired loans that are not collateral dependent are measured for impairment by a discounted cash flow analysis using a net present value calculation that utilizes data from the loan file before and after the modification.

Foreclosed assets—These loans are measured at the lower of book or fair value less costs to sell using third party appraisals, listing agreements or sale contracts, which may be adjusted by additional Level 3 inputs, such as discounts of market value, estimated marketing costs and estimated legal expenses. Management may also consider additional adjustments on specific properties due to the age of the appraisal, expected holding period, lack of comparable sales, or if the other real estate owned is a special use property. At June 30, 2019, the Company had $983 in residential mortgage loans in the process of foreclosure.

The Credit Risk Management department evaluates the valuations on impaired loans and foreclosed assets at least quarterly. The valuations on impaired loans are reviewed at least quarterly by the Allowance for Loan Loss Committee and are considered in the calculation of the allowance for loan losses. Unobservable inputs, such as discounts to collateral, are monitored and adjusted if market conditions change.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Fair value of financial instruments not recorded at fair value

The carrying amount and fair value information of financial instruments not recorded at fair value in their entirety on a recurring basis on the Company’s consolidated balance sheets at June 30, 2019 and at December 31, 2018, were as follows:

		Fair Value Measurement Using
June 30, 2019	Carrying Amount	Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$263,843	$263,843	$—	$—
Securities held to maturity	127,836	—	128,864	—
Loans held for investment, net	6,999,607	—	—	6,959,130
Loans held for investment—Warehouse Purchase Program	1,542,684	—	—	1,542,684
FHLB and other restricted securities, at cost	79,195	—	79,195	—
Accrued interest receivable	32,525	32,525	—	—
Financial liabilities
Deposits	$7,055,790	$—	$—	$7,059,481
FHLB advances	1,384,765	—	—	1,384,902
Repurchase agreements	52,414	—	—	47,117
Subordinated debt	135,257	—	—	136,767
Accrued interest payable	4,848	4,848	—	—
December 31, 2018
Financial assets
Cash and cash equivalents	$269,193	$269,193	$—	$—
Securities held to maturity	146,046	—	144,791	—
Loans held for investment, net	6,733,692	—	—	6,664,703
Loans held for investment—Warehouse Purchase Program	960,404	—	—	960,404
FHLB and other restricted securities, at cost	56,226	—	56,226	—
Accrued interest receivable	27,104	27,104	—	—
Financial liabilities
Deposits [1]	$6,841,715	$—	$—	$6,834,351
FHLB advances	825,409	—	—	825,496
Repurchase agreement	50,340	—	—	44,214
Subordinated debt	135,012	—	—	138,524
Accrued interest payable	4,428	4,428	—	—

[1]	The fair value of non-maturity deposits at December 31, 2018 was adjusted to report these deposits at their carrying value.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 7—Derivative Financial Instruments

The following table provides the outstanding notional balances and fair values of outstanding derivative positions at June 30, 2019 and December 31, 2018.

	June 30, 2019			December 31, 2018
	Outstanding Notional Balance	Asset Derivative Fair Value	Liability Derivative Fair Value	Outstanding Notional Balance	Asset Derivative Fair Value	Liability Derivative Fair Value
IRLCs	$31,993	$968	$—	$12,287	$459	$—
Forward mortgage-backed securities trades	57,500	19	154	24,133	—	163
Commercial loan interest rate swaps and caps:
Loan customer counterparty	$161,512	$4,658	$146	$64,130	$578	$1,118
Financial institution counterparty	161,512	146	4,658	64,130	1,118	578

These financial instruments are not designated as hedging instruments and are used for asset and liability management and commercial customers’ financing needs. All derivatives are carried at fair value in either other assets or other liabilities.

IRLCs—In the normal course of business, the Company enters into IRLCs with consumers to originate mortgage loans at a specified interest rate. These commitments, which contain fixed expiration dates, offer the borrower an interest rate guarantee provided the loan meets underwriting guidelines and closes within the timeframe established by the Company.

Forward mortgage-backed securities trades—The Company manages the changes in fair value associated with changes in interest rates related to IRLCs by using forward sold commitments known as forward mortgage-backed securities trades. These instruments are typically entered into at the time the IRLC is made.

Interest rate swaps and caps—These derivative positions relate to transactions in which we enter into an interest rate swap or cap with a customer, while at the same time entering into an offsetting interest rate swap or cap with another financial institution. An interest rate swap transaction allows our customer to effectively convert a variable rate loan to a fixed rate. In connection with each swap, we agree to pay interest to the customer on a notional amount at a variable interest rate and receive interest from the customer on a similar notional amount at a fixed interest rate. At the same time, we agree to pay another financial institution the same fixed interest rate on the same notional amount and receive the same variable interest rate on the same notional amount. In connection with each interest rate cap, we sell a cap to the customer and agree to pay interest if the underlying index exceeds the strike price defined in the cap agreement. Simultaneously we purchase a cap with matching terms from another financial institution which agrees to pay us if the underlying index exceeds the strike price.

The commercial loan customer counterparty weighted average received and paid interest rates for interest rate swaps outstanding at June 30, 2019 and December 31, 2018 are presented in the following table.

	Weighted-Average Interest Rate
	June 30, 2019		December 31, 2018
	Received	Paid	Received	Paid
Loan customer counterparty	4.08%	4.31%	4.21%	4.29%

Our credit exposure on interest rate swaps is limited to the net favorable value of all swaps by each counterparty, which was approximately $4,658 at June 30, 2019 and $578 at December 31, 2018. This credit exposure is partly mitigated as transactions with customers are generally secured by the collateral, if any, securing the underlying transaction being hedged. Our credit exposure, net of collateral pledged, relating to interest rate swaps with upstream financial institution counter-parties was approximately $150 at June 30, 2019. A credit support annex is in place and allows the Company to call collateral from upstream financial institution counter-parties. Collateral levels are monitored and adjusted on a regular basis for changes in interest rate swap values. Our cash collateral pledged for interest rate swaps and included in our interest-bearing deposits, which totaled $6,500 at June 30, 2019 and $2,480 at December 31, 2018, is in excess of our credit exposure.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

The initial and subsequent changes in the fair value of IRLCs and the forward sales of mortgage-back securities are recorded in net gain on sale of mortgage loans. These gains and losses were not attributable to instrument-specific credit risk. For interest rate swaps and caps, because we act as an intermediary for our customer, changes in the fair value of the underlying derivative contracts substantially offset each other and do not have a material impact on our results of operations. Income (loss) for the three and six months ended June 30, 2019 and 2018 was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
Derivatives not designated as hedging instruments	2019	2018	2019	2018
IRLCs	$269	$(10)	$509	$77
Forward mortgage-backed securities trades	(543)	52	(880)	451

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 8—Share-based Compensation

Compensation cost charged to income for share-based compensation, which is reported in non-interest expense as salaries and employee benefits, is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Restricted stock	$1,291	$578	$3,170	$1,642
Stock options	724	820	1,395	1,811
Income tax benefit	423	293	959	725

A summary of activity in the Company’s active share-based compensation plans (“Plans”) for the six months ended June 30, 2019 is presented below.

	Time-Vested Restricted Shares Outstanding		Performance-Based Restricted Shares Outstanding			Stock Options Outstanding
	Number of Shares	Weighted-Average Grant Date Fair Value per Share [1]	Number of Shares		Weighted-Average Grant Date Fair Value per Share [2]	Number of Shares	Weighted- Average Exercise Price per Share
Beginning balance	191,803	$38.90	78,958		$32.09	1,832,887	$26.97
Granted	135,985	40.46	28,600	[3]	40.71	—	—
Additional performance-based shares issued at vesting	—	—	20,100	[4]	35.13	—	—
Vested/exercised	(17,949)	42.40	(60,300)		35.13	(133,992)	25.47
Forfeited/expired	(2,300)	42.74	—		—	(36,917)	32.01

Ending balance	307,539	$39.36	67,358		$40.71	1,661,978	$26.97

[1]	For restricted stock awards with time-based vesting conditions, the grant date fair value is based upon the closing stock price as quoted on the Nasdaq Stock Market on the grant date.
[2]

For restricted stock awards with performance-based vesting conditions, the value of the award is based upon the closing stock price as quoted on the Nasdaq Stock Market on the date of vesting. Until the final value is determined on the vesting date, the Company estimates the fair value based upon the closing stock price as quoted on the Nasdaq Stock Market on the last business day of each month.

[3]

The 28,600 performance-based shares granted are represented at target; however, if certain performance metrics are met at vesting, the actual number of shares awarded may be up to 200% of target amount, with an additional 20% increase or decrease in the total share award at vesting depending on the Company’s Total Shareholder Return percentage for the determined period.

[4]

Performance-based restricted stock awards that achieved the maximum performance goals and vested at 150% based on Company return on average assets and return on average equity relative to a specified peer group of financial institutions over a three-year performance period that commenced in January 2016 and ended in December 2018. The 20,100 shares reflected in the table represent the additional shares issued to bring the vesting share amount from target (100%) to maximum (150%.)

The total unrecognized compensation expense as of June 30, 2019, related to the Plans is presented below.

	Unrecognized Compensation Expense	Weighted-Average Period of Expense
Non-vested restricted shares	$10,143	1.9
Non-vested stock options	$1,855	0.6

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 9—Leases

The Company adopted ASU 2016-02, Leases (Topic 842), on January 1, 2019, using the alternative transition method whereby comparative periods were not restated. No cumulative effect adjustment to the opening balance of retained earnings was required. The Company also elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things allowed the Company to carry forward the historical lease classifications. Additionally, the Company elected the hindsight practical expedient to determine the lease term for existing leases. In the application of hindsight, the Company evaluated the performance of the leased branches and the associated markets in relation to our overall real estate strategies, which resulted in the determination that most renewal options would not be reasonably certain in determining the expected lease term.

The Company leases certain branch locations, office space and equipment. All leases were classified as operating leases. Leases with an initial term of 12 months or less are not recorded on the balance sheet and the related lease expense is recognized on a straight-line basis over the lease term.

Certain leases include options to renew, with renewal terms that can extend the lease term from one to five years. Lease assets and liabilities include related options that are reasonably certain of being exercised. The depreciable life of leased assets are limited by the expected lease term. Two leases include rental payments that are adjusted periodically for inflation.

Adoption of this standard resulted in the Company recognizing a right of use asset of $36,140 and a corresponding lease liability of $39,843 on January 1, 2019.

Supplemental lease information at or for the six months ended June 30, 2019 is as follows:

Balance sheet:
Operating lease asset classified as premises and equipment	$34,441
Operating lease liability classified as other liabilities	38,099
Income statement:
Operating lease cost classified as occupancy and equipment expense	$2,981
Weighted average lease term, in years	9.36
Weighted average discount rate[1]	4.88%
Operating cash flows	$3,027

1.

The discount rate was developed by using the US Financials A+, A, A- BVAL curve (base curve), which represents the unsecured borrowing cost of banks with similar credit ratings as the Company. A liquidity premium was derived from recent market transactions and applied to the base curve to determine final discount rates.

A maturity analysis of the Company’s lease liabilities at June 30, 2019 was as follows:

Balance
July 1, 2019 to June 30, 2020	$6,026
July 1, 2020 to June 30, 2021	5,749
July 1, 2021 to June 30, 2022	5,392
July 1, 2022 to June 30, 2023	4,949
July 1, 2023 to June 30, 2024	4,740
Thereafter	21,062

Total lease payments	47,918
Less: Interest	(9,819)

Present value of lease liabilities	$38,099

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 10—Income Taxes

A summary of the net deferred tax liabilities as of June 30, 2019 and December 31, 2018, is presented below:

	June 30, 2019	December 31, 2018
Net deferred tax liabilities	$4,488	$9,769
Estimated annual effective tax rate	21%

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 11—Commitments and Contingent Liabilities

In the normal course of business, the Company enters into various transactions which, in accordance with US GAAP, are not included in its consolidated balance sheets. The Company enters into these transactions to meet the financing needs of its customers. These transactions include commitments to extend credit and standby letters of credit which involve, to varying degrees, elements of credit and interest rate risk. Credit losses up to the face amount of these instruments could occur, although material losses are not anticipated. The Company’s credit policies applied to loan originations are also applied to these commitment requests, including obtaining collateral at the exercise of the commitment.

The contractual amounts of financial instruments with off-balance sheet risk at June 30, 2019 and December 31, 2018, are summarized below. Please see Part I-Item 2-“Off-Balance Sheet Arrangements, Contractual Obligations and Commitments” of this Form 10-Q for information related to commitment maturities.

	June 30, 2019	December 31, 2018
Unused commitments to extend credit	$1,785,281	$1,850,351
Unused capacity on Warehouse Purchase Program loans	620,316	967,096
Standby letters of credit	61,853	46,383

Total unused commitments/capacity	$2,467,450	$2,863,830

Unused commitments to extend credit—The Company enters into contractual commitments to extend credit, normally with fixed expiration dates or termination clauses, at specified rates and for specific purposes. Since many commitments expire without being drawn upon, the total contractual amount of commitments does not necessarily represent future cash requirements of the Company. Substantially all of the Company’s commitments to extend credit are contingent upon customers maintaining specific credit standards at the time of future loan funding.

Unused capacity on Warehouse Purchase Program loans—In regard to unused capacity on Warehouse Purchase Program loans, the Company has established maximum purchase facility amounts, but reserves the right, at any time, to refuse to buy any mortgage loans offered for sale by each customer, for any reason in the Company’s sole and absolute discretion.

Standby letters of credit—Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

In addition to the commitments above, the Company guarantees the credit card debt of certain customers to the merchant bank that issues the credit cards. These guarantees are in place for as long as the guaranteed credit card is open. At June 30, 2019 and December 31, 2018, these credit card guarantees totaled $2,223 and $1,973, respectively. This amount represents the maximum potential amount of future payments under the guarantee, which the Company is responsible for in the event of customer non-payment.

The Company funds an allowance for credit losses on off-balance sheet lending-related commitments and guarantees on credit card debt through a charge to provision for credit losses on the Company’s consolidated statement of income. At June 30, 2019 and December 31, 2018, this allowance for credit losses on off-balance sheet lending-related commitments and guarantees on credit card debt, included in “other liabilities” on the Company’s consolidated balance sheets, totaled $667 and $729, respectively.

In addition to the commitments above, the Company had overdraft protection available in the amounts of $83,507 and $84,504 at June 30, 2019 and December 31, 2018, respectively.

The Company, at June 30, 2019 and December 31, 2018, had FHLB letters of credit of $889,480 and $932,200, respectively, pledged to secure public deposits, repurchase agreements and for other purposes required or permitted by law.

At June 30, 2019 and December 31, 2018, the Company had $730 and $830, respectively, of unfunded commitments recorded in other liabilities in its consolidated balance sheet related to investments in community development-oriented private equity funds used for Community Reinvestment Act purposes.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 12—Recent Accounting Developments

Effect of Newly Issued But Not Yet Effective Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU removes the thresholds that companies apply to measure credit losses on financial instruments measured at amortized cost, such as loans, receivables, and held-to-maturity debt securities. Under current US GAAP, companies generally recognize credit losses when it is probable that the loss has been incurred. This revised guidance will remove all recognition thresholds and will require companies to recognize an allowance for lifetime expected credit losses. Credit losses will be immediately recognized through net income; the amount recognized will be based on the current estimate of contractual cash flows not expected to be collected over the financial asset’s contractual term. ASU 2016-13 also amends the credit loss measurement guidance for available for sale debt securities. For public business entities, this ASU is effective for financial statements issued for fiscal years and for interim periods within those fiscal years beginning after December 15, 2019. The Company is currently running its financial models to calculate lifetime expected credit losses in parallel with its current incurred loss methodology and is continuing to document the allowance for loan loss policy and procedures under the revised accounting method, validate and refine key model assumptions, and analyze new disclosure requirements.

LEGACYTEXAS FINANCIAL GROUP, INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

Note 13—Subsequent Events

The Company evaluated events from the date of the consolidated financial statements on June 30, 2019 through the issuance of those consolidated financial statements included in this Quarterly Report on Form 10-Q dated July 24, 2019. No additional events were identified requiring recognition in and/or disclosures in the consolidated financial statements.